UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 24, 2014

BROADWIND ENERGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	88-0409160
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3240 S. Central Avenue, Cicero, IL 60804

(Address of principal executive offices)

(708) 780-4800

(Registrant’s telephone number, including area code)

Not applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Company’s Annual Meeting of Stockholders was held on April 24, 2014. Matters voted on by the stockholders included: (i) election of six directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote); and (iii) ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014. The results of the voting are reported below:

1.              With respect to the election of directors, the following directors were elected by the indicated votes:

NAME OF CANDIDATE	FOR	WITHHELD	BROKER NON-VOTES

Charles H. Beynon	5,235,705	744,535	4,194,333

Peter C. Duprey	5,778,377	201,863	4,194,333

William T. Fejes, Jr.	5,184,424	795,816	4,194,333

Terence P. Fox	5,724,381	255,859	4,194,333

David P. Reiland	5,186,306	793,934	4,194,333

Thomas A. Wagner	5,779,047	201,193	4,194,333

2.              With respect to the non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
5,687,580	69,670	222,990	4,194,333

3.              With respect to the ratification of the Company’s appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2014:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,096,835	65,161	12,577	—

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

April 25, 2014	By:	/s/ Stephanie K. Kushner
Stephanie K. Kushner
Executive Vice President and Chief Financial Officer
(Principal Financial Officer)